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                               CERTIFICATE OF AMENDMENT
                                          OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                             LIFE PARTNERS GROUP, INC.

                      (Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware)

         Life Partners Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Certificate of Incorporation of the Corporation, as amended (the "Certificate"), is hereby amended by deleting Article FOURTH and replacing it to read in its entirety as set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

         SECOND: The Certificate is hereby amended by deleting Article SIXTH and replacing it to read in its entirety as set forth on EXHIBIT B attached hereto and incorporated herein by this reference.

         THIRD: The Certificate is hereby amended by deleting Article EIGHTH and replacing it to read in its entirety as set forth on EXHIBIT C attached hereto and incorporated herein by this reference.

         FOURTH: The Certificate is hereby amended by deleting Article TWELFTH and replacing it to read in its entirety as set forth on EXHIBIT D attached hereto and incorporated herein by this reference.

         FIFTH: The Certificate is hereby amended by adding thereto an Article THIRTEENTH which shall read in its entirety as set forth on EXHIBIT E attached hereto and incorporated herein by this reference.

         SIXTH: The Certificate is hereby amended by adding thereto an Article FOURTEENTH which shall read in its entirety as set forth on EXHIBIT F attached hereto and incorporated herein by this reference.

         SEVENTH: The Board of Directors of the Corporation duly adopted resolutions setting forth the above-referenced amendments, declaring such amendments to be advisable, and

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calling for the vote or consent of the stockholders of the Corporation entitled to vote or consent on such amendments for consideration thereof.

         EIGHTH: The holders of a majority of each class of capital stock of the Corporation entitled to vote on the above-referenced amendments executed written consents in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware adopting such amendments, and written notice of the taking of such corporate action was given in accordance with such
Section 228 to those stockholders entitled to vote thereon who did not execute such written consents.

         NINTH: Upon effectiveness of the above-referenced amendments, each issued and outstanding share of the Corporation's class B common stock, par value $0.001 per share, shall automatically without any action on the part of the holder thereof convert into and represent one share of the Corporation's common stock, par value $0.001 per share ("Common Stock") and each issued and outstanding share of the Corporation's class A common stock, par value $0.001 per share, shall automatically without any action on the part of the holder thereof represent one share of Common Stock.

         TENTH: The above-referenced amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested as of the 24th day of March, 1993.

                                       LIFE PARTNERS GROUP, INC.


                                       By:     /s/Patrick J. McLaughlin
                                            ---------------------------
                                       Name:   Patrick J. McLaughlin
                                            ---------------------------
                                       Title:  Executive Vice President
                                             --------------------------




ATTEST:


       /s/George E. Councill
- -------------------------------------------
Name:  George E. Councill
    --------------------------------------
Title: Senior Vice President and Secretary
     -------------------------------------

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                                      EXHIBIT A

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, divided into two classes as follows: (i) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and (ii) 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

         1.   Provisions Relating to the Preferred Stock.

         (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted, as hereinafter prescribed, by the entire Board of Directors of the Corporation ("Board of Directors") or (to the extent permitted by law) by any duly designated committee thereof ("Committee").

         (b) Authority is hereby expressly granted to and vested in the board of Directors or Committee to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

              (ii) the number of shares to constitute the class or series and the designations thereof;

              (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

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              (iv)     whether or not the shares of any class or series shall
be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

              (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

              (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

              (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors or Committee seem advisable.

         (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The

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Board of Directors or Committee may increase the number of shares of the
Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors or Committee may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         2.   Provisions Relating to the Common Stock.

              (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

              (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors or Committee at any time and from time to time out of any funds of the Corporation legally available therefor.

              (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         3.   General.

              (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of

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its Preferred Stock and Common Stock from time to time for such consideration
(not less than the par value thereof) as may be fixed by the Board of Directors or Committee, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

              (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or Committee. The Board of Directors or Committee shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

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                                      EXHIBIT B

         SIXTH: The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no fewer than six and no more than nine (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class 1," the second class as "Class 2," and the third class as "Class 3." If the total number of Classified Directors equals six or nine, then the number of directors in each of Class 1, Class 2, and Class 3 shall be two or three, respectively. If, however, the total number of Classified Directors equals seven or eight, each such class of directors shall consist of no more than three and no fewer than two directors as determined by the Board of Directors in advance of each respective election of directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 directors shall expire at the 1994 annual meeting of stockholders, the term of office of the initial Class 2 directors shall expire at the 1995 annual meeting of stockholders, and the term of office of the initial Class 3 directors shall expire at the 1996 annual meeting of stockholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1993 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any amendment to this Certificate of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

         Any or all Classified Directors may be removed, with cause, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of such Classified Directors. Any or all Classified Directors may be removed, without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of such Classified Directors, provided that if the Corporation's board of directors does not approve such removal or if the board of directors has approved such removal and the Voting Agreement (as hereinafter defined) is no longer in effect, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of Classified Directors shall be required in order to remove any or all Classified Directors without cause. As used herein, the term Voting Agreement shall mean the Voting Agreement dated as of April 23, 1992 by and among the Corporation, Hicks, Muse & Co. (TX) Incorporated, and each of the persons and entities listed on the signature pages thereto.

                                      EXHIBIT C

         EIGHTH: All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power, upon the affirmative vote of a majority of the directors at a meeting lawfully convened and at least two-thirds (2/3) of the Classified Directors then serving to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws); PROVIDED, HOWEVER, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the Board of Directors or to make new Bylaws solely upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.

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                                      EXHIBIT D

         TWELFTH: The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of Delaware.



                                          10

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                                      EXHIBIT E

         THIRTEENTH: Any action required or permitted to be taken by the stockholders of the Corporation (including without limitation the election of Classified Directors) shall be effected at an annual or special meeting of stockholders of the Corporation and may not be affected by any consent in writing by such stockholders, provided that the foregoing prohibitions shall not apply to any action to be taken exclusively by holders of any one or more classes or series of Preferred Stock, voting separately by series or by class (excluding holders of Common Stock). Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board of Directors, or by any holder or holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called.



                                          11

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                                      EXHIBIT F

         FOURTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles SIXTH, EIGHTH, TWELFTH, THIRTEENTH, and FOURTEENTH of this Certificate of Incorporation.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE            PAGE 1


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LIFE PARTNERS GROUP, INC." FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 1992, AT 3 O'CLOCK P.M.

                             * * * * * * * * * *

                                    /s/ William T. Quillen
                    [SEAL]          --------------------------------------
                                    WILLIAM T. QUILLEN, SECRETARY OF STATE

                                    AUTHENTICATION:  *3836117
                                              DATE:  03/26/1993